SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 28, 2001



                            F2 Broadcast Network Inc.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Nevada                          0-15435                   84-0974303
-----------------            --------------------------   ----------------------
(State or other jurisdiction      (Commission File        (IRS Employer
      of incorporation)                   Number)            Identification No.)



                      6425 Northwest 9th Avenue, Suite 102
                            Fort Lauderdale, FL 33309
                          - -------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (954) 736-1800
                                 --------------


           6421 Congress Avenue, Suite 115, Boca Raton, Florida 33487 (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.
        --------------------------------

         Not applicable.

Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

     The Company completed the sale of its 80% ownership of the common stock of First Films, Inc. ("FFI") and closed the transaction on June 29, 2001. The sales price was $300,000 cash. As a result of the stock sale, the Company was relieved of all liabilities of First Films, Inc. and its subsidiaries. These subsidiaries include Comedy Core, Inc. and Comedy Works, Inc., the operator of the Comedy Works comedy club in Denver, CO. This comedy club was the only significant asset of FFI and described under our Live Entertainment Segment references in our annual Form 10-KSB.

     The 80% of First Films, Inc. stock was sold to NMSF, LLC. NMSF, LLC is a limited liability company owned by Duane Knight and Wende Curtis. Mr. Knight is a contract accountant for the Company, and Wende Curtis is the general manager of the Comedy Works comedy club. The Company sought third-party bids for this sale and in the absence of receiving any qualifying bids, negoitated with the contract accountant and the club manager in an what it believes was an arms-length manner and in the best interest of the the Company.

Item 3.  Bankruptcy or Receivership.
         --------------------------

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

         Not applicable.

Item 5. Other Events.
        ------------

         Not applicable.

Item 6.  Resignations of Registrant's Directors.
         --------------------------------------

         Not applicable.

Item 7. Financial Statements And Exhibits.
        ---------------------------------

(a)      Financial Statements - None.

(b)      Exhibits - Stock Sale Agreement

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 18, 2001                          F2 BROADCAST NETWORK INC.


                                             By:      /s/ Howard B. Stern
                                            -----------------------------------
                                               Howard B. Stern, Chief Executive
                                               Officer